Exhibit 23.3

                         Independent Auditors' Consent

WisdomTree Associates, L.P.

We consent to the incorporation by reference therein of our report dated February 27, 1998, with respect to the financial statements of WisdomTree Associates, L.P. incorporated by reference in the Annual Report (Form 10-K) of Individual Investor Group, Inc. for the year ended December 31, 1998, in the Registration Statement (Form S-3) of Individual Investor Group, Inc. filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                      Ernst & Young LLP
New York, New York
October 29, 1999